                                                                   EXHIBIT 10.14

            3RD AMENDING AGREEMENT TO A LEASE AGREEMENT (THE "LEASE")
          DATED JUNE 29,1989 BETWEEN CANADIAN TOMKEN INC. ("LANDLORD")
                         AND DELPHAX SYSTEMS ("TENANT")

The Landlord and Tenant have agreed to amend the Lease as follows:

Clause I - Term

The Termination Date of the Lease is hereby extended to August 31, 2005.

Clause III - Additional Rent

The Rental Rate per square foot for the calculation of Basic Annual Rent for the period of September 1, 2000 through to August 31,2005 shall be $5.00.

Renewal Option

The Tenant shall have the privilege of renewing the Lease for a further term of Five (5) Years on the same terms and conditions as contained herein save and except for Basic Annual Rental Rate which shall be negotiated at then current market rates (but not to exceed $6.50 per sq. ft. per annum) and save and except for a further automatic right of renewal. Notice of the Tenant exercising this right of renewal must be given to the Landlord in writing at least Six (6) Months prior to the expiration of the extended term herein.

Except as amended herein, all other terms of the Lease shall remain in full force and effect.

Canadian Tomken Inc.

Per:    /Signature/               Date:  Nov 22 / 99
    ------------------                 --------------
    Doug Bibby-President

Delphax Systems

Per:   /Signature/               Date:  Dec 24 / 99
    ------------------                --------------

We have authority to bind our respective parties.

              2ND AMENDMENT TO LEASE AGREEMENT DATED 29TH JUNE 1989
                BETWEEN CANADIAN TOMKEN INC. AND DELPHAX SYSTEMS

Both parties have discussed and agreed to amend the lease agreement as follows:

Clause I -TERM

The termination date is extended to August 31, 2000.

Clause III - ADDITIONAL RENT

Rental rates per square foot for calculation of basic annual rent are agreed to:

From September 1, 1995 to August 31, 1997: $4.00

From September 1, 1997 to August 31, 2000: $4.50


RENEWAL OPTION

The tenant shall have the option of renewing the term for a further period of five years following the expiration of the extended term, on the same terms and conditions as contained in the lease agreement except for rental amount. The rental amount in the period will be negotiated based on the market conditions and not to exceed $5.00 per square feet. The tenant shall give written notice to exercise such option to renew to the landlord to that effect no less than six
(6) months prior to the expiration of the lease term at which time the rental amount would be agreed mutually.

All other terms and conditions remain unchanged.

CANADIAN TOMKEN INC.                DELPHAX SYSTEMS


Per    /Signature/                                 Per   /Signature/
   ------------------                                 ----------------

Dated  Feb 23/95                                  Dated  February 23/95
       -----------------                                 --------------

                AMENDMENT TO LEASE AGREEMENT DATED 29TH JUNE 1989
                BETWEEN CANADIAN TOMKEN INC. AND DELPHAX SYSTEMS

Both parties have discussed and agreed to amend the lease agreement.

Clause I -GRANT

The area described as 25,000 square feet is changed to 24,038 square feet.

Clause II -TERM

The termination date is extended to August 31, 1995.

Clause III - RENT AND ADDITTONAL RENT

Rental rates per square foot for calculation of basic annual rent are changed to:

         From September 1, 1992 to May 31, 1993:              $6.00

         From June 1, 1993 to August 31, 1994:                $5.00

         From September 1, 1994 to August 31, 1995            $4.00


RENEWAL OPTION

The tenant shall have the option of renewing the term for a further period of two years following the expiration of the extended term, on the same terms and conditions as contained in the lease agreement except for rental amount. The tenant shall give written notice to exercise such option to renew to the landlord to that effect no less than six (6) months prior to the expiration of the lease term at which time the rental amount would be agreed mutually. .

All other terms and conditions remain unchanged.

CANADIAN TOMKEN INC.                        DELPHAX SYSTEMS



Per   /Signature/                           Per   /Signature/
    --------------                              ----------------
Dated  June 13/93                           Dated     June 1/93
       --------------                            ---------------

THIS LEASE, dated the 29th day of June, 1989, is made pursuant to


THE SHORT FORMS OF LEASES ACT OF ONTARIO


B E T W E E N:

      CANADIAN TOMKEN INC., a corporation
      incorporated under the laws of the Province of Ontario,

      (referred to throughout as the "Landlord"),

                                         OF THE FIRST PART AND

      DELPHAX SYSTEMS, a partnership of DMC
      Development Corporation and D.S. Holdings Inc. pursuant to the Uniform Partnerships Act of the State of Massachusetts,

      (referred to throughout as the "Tenant"),

                                         OF THE SECOND PART

AS the Landlord is the owner of the lands described in Schedule "A" attached to this lease (referred to throughout as the "Lands") on which an industrial building (referred to throughout as the "Building"), municipally known as 5050 Tomken Road, Mississauga, Ontario and having a total area of 64,450 square feet, is erected;

AND AS the Landlord has agreed to lease to the Tenant that portion of the Building which is shown outlined in red on the plan attached to this lease as Schedule "B".

1.       GRANT

1.1 In consideration of the Tenant's covenants contained in this lease, the Landlord leases to the Tenant that portion of the Building shown outlined in red on the plan attached to this lease as Schedule "B", comprising approximately (25,000) square feet in area, measured from the exterior surface of weather walls and the centre line of partition walls separating the Demised Premises from common areas or other leasable areas. The premises as so demised are referred to throughout this lease as the "Demised Premises".

1.2 The Tenant shall have the right to use the common areas and facilities of the Building, as from time to time designated by the Landlord, in common with all others entitled to such use. Such use shall at all times be subject to the provisions of this lease and to any rules and regulations prescribed by the Landlord in connection with such common areas and facilities.

1.3 Notwithstanding the execution of this lease, the provisions of Sections 5, 7, 12 and 13 of the Offer to Lease between the Landlord and Tenant dated May 31, 1989 shall remain in full force and effect until performed and shall not merge upon the execution of this lease.

1.4 Notwithstanding the execution of this lease, this lease is conditional until June 30, 1989 for the benefit of the Landlord upon waiver or satisfaction of all conditions contained in an offer to lease made by STM Systems Corp. to the Landlord on May 11, 1989 to lease the entire Building other than the Demised Premises. This condition will be deemed to be satisfied unless the party benefiting from the condition advises the other in writing prior to the expiry of the condition, that the condition has not been satisfied or waived and that this lease is terminated.

2.       TERM

2.1 The term of this lease (called throughout the "Term") is five (5) years, commencing on September 1, 1989, and terminating on August 31, 1994.

3.       RENT AND ADDITIONAL RENT

3.1 The Tenant shall pay to the Landlord as basic annual rent during the Term, without any deductions of any kind, the following amounts in Canadian Funds, which shall be calculated on the following rental rates per square foot:

Year                       Annual Rent       Monthly Installments     Rate Per Square Foot
----                       -----------       --------------------     --------------------
Years 1 & 2
of the Term                $100,000.00            $ 8,333.33                $4.00
(Sept 89 to 31 Aug 91)
Years 3 -5
of the Term                $150,000.00            $12,500.00               $6.00
(Sept 91 to 31 May 93)

3.2 As soon as reasonably possible after the commencement of the Term, the Landlord's architect shall certify the area of the Demised Premises and the Building and if such area is different from that set out in Section 1.1 and the first recital hereof, the basic annual rent (and the monthly installments thereof) and the Tenant's proportionate share shall be adjusted accordingly.

3.3 The Tenant shall pay the annual rent described in section 3.1 to the Landlord in equal monthly installments, in advance, on the 1st day of each month during the Term.

3.4 The Tenant shall make all rental and other payments required by this lease by cheque payable to the Landlord. All payments shall be made to the Landlord at 20 Queen Street West, suite 2806, Toronto, Ontario, M5H 3R3 or to such other place as the Landlord may notify the Tenant.

3.5 The rent and other amounts payable by the Tenant shall be net to the Landlord and clear of all taxes, insurance premiums and other costs relating to the Demised Premises, except for the Landlord's corporate and income taxes, and payments under any mortgages given by the Landlord as mortgagor against the Lands. The Tenant shall, except for those costs required to be paid by the Landlord by this lease, pay all costs and expenses relating to, or incurred in respect of, the Demised Premises. There shall be no reduction of the rent or other amounts payable by the Tenant if all or part of the Demised Premises become unusable or are damaged or destroyed, except as provided for in Section 6.9.

3.6 The Tenant shall pay to the Landlord, as additional rent, and in addition to basic annual rent, all other amounts which become due and payable by the Tenant to the Landlord in accordance with the provisions of this lease, whether or not such amounts have been specifically designated in this lease as additional rent which the Landlord estimates for the first year of the Term to be equal to ONE DOLLAR and FIFTY CENTS ($1.50) per square foot of area, excluding utility charges. It is agreed that such estimate is not binding on the Landlord as the maximum cost of additional rent, but is only an estimate and subject to adjustment as herein provided. If such amounts are not paid in the manner or at the times required by this lease, then in such event all remedies of the Landlord for non-payment of rent shall be available in respect of the default.

3.7 Unless this lease otherwise specifies, the Landlord may estimate, for a period not in excess of twelve (12) months, any amounts payable by the Tenant as additional rent on such reasonable and equitable basis as the Landlord may determine. At least sixty (60) days prior to the commencement of each fiscal year of the Landlord, the Landlord will deliver to the Tenant an estimate of additional rent for the ensuing fiscal year. Except for the first lease year such estimate shall be based on additional rent payable for the immediately preceding lease year. The Tenant agrees to pay the Landlord such amounts in monthly installments in advance during such period on the date, at the times and in the manner established for payment of basic annual rent provided for in this lease.

3.8 The Landlord shall deliver to the Tenant periodically and in any event within a reasonable period following the end of each fiscal year of the Landlord a statement, as verified by the Landlord's auditor, showing in reasonable detail the information relevant and necessary to the calculation of all amounts of additional rent paid by the Tenant pursuant to the request or demand of the Landlord. If any additional rent paid by the Tenant exceeds the additional rent shown to be payable in accordance with the Landlord's request, the amount of such excess shall be applied by the Landlord to the next succeeding installments of additional rent, if any, and if none, such excess shall be paid to the Tenant within twenty (20) days of delivery of such statement from the Landlord; and if the additional rent paid by the Tenant is less than the additional rent shown to be payable the Tenant shall pay to the Landlord the amount of such deficiency within twenty (20) days of delivery of such statement from the Landlord. All obligations of the Landlord and Tenant with respect to the payment of additional rent by the Tenant, or with respect to the adjustment of amounts paid on account of additional rent by the Tenant, shall survive the expiration or termination of this lease until such amounts have been paid or properly adjusted in accordance with this lease, as the case may be.

3.9 The Tenant agrees to pay all commissions payable to Indusite Realty Corporation in respect of the first two (2) years and one (1) month of the lease between the Landlord and STM Systems Corp. ("STM") for the entire Building other than the Demised Premises pursuant to an Offer to Lease between the Landlord and STM dated May 11, 1989, which are approximately NINETEEN THOUSAND and SEVENTY-EIGHT DOLLARS and NINETY-TWO CENTS ($19,078.92).

4.       TENANT'S AGREEMENTS
The Tenant covenants and agrees with the Landlord as follows:

4.1      To pay rent.

4.2 In every year of the Term, the Tenant agrees to pay when due, all realty taxes, including local improvement rates and similar taxes and charges, charged by any governmental authority or school board against the Demised Premises or against any installations or improvements made by the Tenant in the Demised Premises at any time, together with the Tenant's proportionate share

(as described in this paragraph) of such taxes, rates and charges charged by any governmental authority or school board against the common outside parking areas, driveways and other common areas and facilities forming part of the Lands, (such realty taxes, local improvement rates and similar taxes, rates and charges are collectively referred to throughout this paragraph as "realty taxes"). The Tenant's obligation to pay such realty taxes shall be subject to, and governed by, the following terms and conditions:

         (a) if a separate tax bill with respect to such realty taxes is issued by any governmental authority or school board specifically with respect to the Demised Premises or specifically against any installations or improvements made in the Demised Premises by the Tenant at any time, the Tenant shall pay the amount of such realty taxes on the due date of such tax bill. If such tax bill specifically for the Demised Premises is delivered to the Landlord, the Landlord agrees that it will promptly and prior to the due date of any payments required in respect of such tax bill, or if a discount or reduction in the amount of taxes is available if early payment is made, then promptly and prior to the applicable discount date in respect of such tax bill, deliver same to the Tenant for payment in accordance with the provisions of this subparagraph;

         (b) if a separate tax bill with respect to such realty taxes is issued by any governmental authority or school board specifically with respect to the common outside parking areas, driveways and other common areas and facilities forming part of the Lands, then the Tenant shall pay its proportionate share of such realty taxes in an amount determined by multiplying the aggregate amount of such separate tax bill by a fraction, the numerator of which is the area of the Demised Premises and the denominator of which is the total rentable area of the Building of which the Demised Premises form part;

         (c) if the tax bill for realty taxes with respect to the Lands and Building, including the outside common areas and facilities thereof, shall contain or be based upon separate assessments for the various premises and facilities forming part of the Building, but shall indicate only one amount owing, representing all of the realty taxes payable with respect to the Lands and Building, including the Demised Premises, then the Tenant shall pay its proportionate share of such realty taxes, in an amount determined by multiplying the amount of such realty taxes by a fraction, the numerator of which is the assessed value of the, Demised Premises as disclosed by such tax bill and the denominator of which is the aggregate of all assessments of all premises in the Building, including the Demised Premises, made for the purpose of calculation of realty taxes in such year. The payment so made by the Tenant shall be deemed to satisfy all of the Tenant's obligations with respect to realty taxes in such year with respect both to the Demised Premises and the Tenant's share of realty taxes attributable to the common areas and facilities of the Lands and Building;

         (d) if the tax bill for realty taxes with respect to the Lands and Building, including the outside common areas and facilities thereof, shall indicate only one amount owing, representing all of the realty taxes payable with respect to the Lands and Building, including the Demised Premises, but does not disclose or contain separate assessments for the various premises and facilities forming part of the Lands and Building, and the Landlord is unable to obtain from the taxing authorities separate allocations of such realty taxes to the Demised Premises and the outside common areas and facilities of the Lands sufficient to permit .a calculation of the Tenant's share of such realty taxes to be made pursuant to subparagraph 4.2(c), then the Tenant shall pay its proportionate share of such realty taxes, such proportionate share to be calculated in the same manner as provided in subparagraph 4.2(b). The payment made by the Tenant of its share of realty taxes as determined or allocated pursuant to this subparagraph shall be deemed to satisfy all of the Tenant's obligations with respect to realty taxes in such year with respect both to the Demised Premises and the Tenant's share of realty taxes attributable to the common areas and facilities of the Lands and Building;

         (e) anything in this lease to the contrary notwithstanding, the Landlord agrees that the Tenant shall have the right to contest, with the appropriate governmental authorities, the amount or legality of any such realty taxes and assessments assessed against it or which it is obligated to pay and to make application for the reduction thereof or any assessment upon which the same may be based and the Landlord agrees that at the request and expense of the Tenant it will execute or join in the execution of any instruments or documents necessary in connection with such contest or application. The Tenant agrees to give to the Landlord written notice of its election to contest the amount or legality of such realty taxes. If the Tenant shall contest the amount or legality of such realty taxes or make application for reduction thereof, or of any assessment upon which same may be based, the time within which the Tenant shall be required to pay such taxes or any portion thereof shall be extended until such contest or application shall have been finally concluded and determined. The Tenant agrees that it will prosecute any such contest or application with due diligence and that it will within fifteen (15) days after the final conclusion and determination thereof pay the amount of any such taxes and charges which may have been the subject of such contest or application as so determined, as and when the same become due and payable, together with any interest or penalties payable in connection therewith, and will forthwith on demand reimburse the. Landlord for any reasonable and proper costs for which the Landlord has become obligated or which the Landlord has become obliged to pay as a result of its agreement to join with the Tenant in such application or contest. The Tenant shall not, notwithstanding the fact that it is contesting the amount or legality of such taxes or charges, withhold any portion of payment for such taxes or charges unless such payment can be withheld without permitting any lien, penalty or other encumbrance to be filed or assessed against the Landlord's title to the Lands;

         (f) If the Landlord contests or appeals against any assessment for realty taxes made against the Building or the common outside areas and facilities of the Lands and Building, (including the parking areas, driveways and other common areas and facilities forming part of the Lands), the Landlord's reasonable costs and expenses of so doing may be included by the Landlord in the operating costs and expenses of the Building pursuant to section 4.16 of this lease;

         (g) the amounts payable by the Tenant pursuant to subparagraphs 4.2(b),
         (c) and (d), may be estimated by the Landlord on an annual basis in a reasonable and equitable manner and having reference to the amount of realty taxes charged and assessed against the Lands, Building and their common areas and facilities, in preceding realty taxation years, and the Tenant agrees to pay to the Landlord its share of such amount as so estimated in monthly installments in advance during such period. When the final realty tax bill for any such year has been received by the Landlord which relates to the period for which such estimated payments have been made by the Tenant as aforesaid, the Tenant's actual share of such realty taxes shall be determined in accordance with the provisions of this section 4.2, and the Landlord and Tenant shall forthwith adjust between them all payments made by the Tenant on account of such realty taxes.

4.3 Notwithstanding any provision of section 4.2, if the realty taxes in respect of the Building or the Demised Premises shall be increased by reason of any installations made in or alterations made to the Demised Premises by the Tenant, the Tenant shall pay the amount of the increase to the extent that such amount is not included in the taxes referred to in section 4.2.

4.4 Notwithstanding any provision of Section 4.2, if the Tenant or any subtenant of the Tenant shall elect to have the Demised Premises or any part thereof assessed for separate school taxes, the Tenant shall pay, as soon as the amount of such separate school taxes is ascertained, any amount by which the amount of separate school taxes exceeds the amount which would have been payable for school taxes had such election not been made by the Tenant, or any subtenant of the Tenant.

4.5 In every year during the Term of this lease the Tenant shall pay and discharge, on or before the date on which same are due and payable, all taxes, rates and assessments and other" charges which may be levied, charged or assessed against or in respect of the improvements, equipment and facilities of the Tenant upon the Demised Premises, and every tax and licence fee relating to any business carried on, from or in the Demised Premises or in respect of the occupancy and use of the Demised Premises by the Tenant or its subtenants, concessionaires or licensees, no matter by what governmental or other authorities such taxes, rates, duties, assessments or fees may be charged. The Tenant will indemnify the Landlord from or against payment of" and from all loss, costs, charges and expenses occasioned by, or arising from any and all such taxes, rates, duties, assessments or licence fees, and any other taxes which in future may be levied in lieu of same. If the Landlord suffers any such loss or incurs any such costs, charges and expenses, they may be collected by the Landlord as rent in arrears in accordance with the provisions of this lease. If required by the Landlord, the Tenant will promptly deliver to the Landlord receipts for payment of all taxes, rates, fees, assessments and other charges relating to its business or its improvements, equipment and facilities on or in the Demised Premises.

4.6 To pay its proportionate share of all premiums due under insurance policies placed by the Landlord, which insurance coverages shall include, if appropriate, but not be limited to, fire, extended coverage and malicious damage insurance, including broad form boiler and machinery insurance in the event of an insurable exposure; rental income insurance (including coverage in respect of additional rental); and such other insurance coverages as may be customary for owners of similar property to carry. All of such insurance may be carried to the extent of full replacement value of the items insured, such value to be adjusted from time to time at the reasonable discretion of the Landlord. With respect to insurance placed on the Building, replacement value may be calculated by the Landlord so as to include all improvements, fixtures and installations owned by the Landlord and forming part of the Building or Demised Premises. The Tenant shall pay its proportionate share of insurance premiums within fifteen (15) days of delivery to it of a certificate of such insurance and a statement of premium payable. The Tenant's proportionate share for the purposes of this section and for the purposes of Section 4.16 shall be computed in the ratio which the total area of the Demised Premises (as set out in section 1.1) bears to the total area of the Building. The reference in this paragraph to rental income insurance is to a policy or policies of insurance which will guarantee to the Landlord the uninterrupted payment of rent and additional rent under this lease during any period of abatement in the payment of such sums specifically provided for in this lease and, in particular, Section 6.9 of this lease.

4.7 If the Tenant, by its act or omission, causes the premiums for insurance referred to in section 4.6 to be increased, or causes the premiums of insurance to be increased for any other occupant of the Building, then the Tenant shall pay the amount of such increase of insurance premiums to the Landlord within fifteen (15) days from the date on which the Landlord delivers proof to the Tenant of such increased premiums and makes a demand for payment.

4.8 The Tenant shall not, by its act or omission, cause any policy of insurance relating to the Building to be cancelled, or the Building made uninsurable. The Landlord covenants and agrees that it shall, if same is obtainable, obtain a waiver of subrogation in favour of the Tenant in all policies of insurance placed by the Landlord in respect of the premises. If, as a result of obtaining such waiver of subrogation, insurance premiums required to be paid by the Landlord are increased, the amount of such increase attributable to obtaining such waiver of subrogation shall be paid by the Tenant on demand from the Landlord and upon the Landlord delivering appropriate evidence of such increased premium to the Tenant.

4.9 The Tenant shall place and maintain, at its own expense, a comprehensive general liability policy in its own name providing public liability insurance for bodily injury, death and property damage in an amount to be not less than TWO MILLION DOLLARS ($2,000,000.00). Such policy must include at least the following extensions: Inclusive Limits Endorsement; Landlord as Additional Named Insured; Cross-Liability; Non-owned Automobile Liability; and Tenant's Fire Legal Liability in an amount equal to at least the full replacement value of the Demised Premises including all improvements, equipment, fixtures and installations owned by the Landlord and forming part of the Demised Premises. The Tenant shall also take out and maintain, at its own expense, appropriate plate glass insurance in respect of plate glass installed in the Demised Premises, or the Tenant may at its option, self-insure such plate glass. All policies of insurance placed under this section shall be placed with a company or companies reasonably satisfactory to the Landlord. The Tenant shall provide the Landlord with a certificate of insurance evidencing all of the types of insurance coverage referred to in this section and shall provide the Landlord with renewal certificates of such insurance at least fifteen (15) days prior to the renewal date. In the event that the Tenant fails to place or maintain all or any of the insurance coverages referred to in this Section, the Landlord may at its option place all or any part of such insurance in the name of and on behalf of the Tenant, and the Tenant shall pay to the Landlord all costs incurred by the Landlord in so doing, including the premium or premiums for such insurance, all of which costs shall be considered to be additional rent and may be collected by the Landlord as such.

4.10 To pay when due all charges for public utilities used in the Demised Premises, including but not limited to water, rates; electrical rates; telephone rates; and gas rates. The Tenant shall also pay for apparatus, meters, and other things leased in connection with public utility services, and for all work performed by anyone in connection with such public, utilities. If utility charges are not charged specifically 'to the Demised Premises or to the Tenant but are charged to the Landlord in connection with the entire Building, the Landlord shall charge the Tenant with utility charges applicable to the Demised Premises, calculated if possible on the basis of the Tenant's connected load, or otherwise estimated on a reasonable and equitable basis and the Tenant shall pay to the Landlord all of the utility charges so calculated in monthly installments in advance, together with payment of its installments of rent.

4.11 The Tenant shall, at its expense, maintain and repair both the interior and exterior of the Demised Premises in good order and condition in the same manner as a careful and prudent owner would, including the repair of reasonable wear and tear to the extent that such repair is necessary to maintain the improvements and equipment in or serving the Demised Premises in such manner so that they shall function properly, having regard to their nature and the purposes for which they are intended to be used, and is necessary to keep the appearance of the Demised Premises neat, clean and presentable, but excluding the repair of damage caused by fire or other insured casualties, and excluding such repairs as may be specifically required to be performed by the Landlord pursuant to this lease. The Tenant shall, at its sole cost, repair and maintain the current heating, ventilating and air-conditioning equipment in the Demised Premises and place and maintain a comprehensive maintenance program for the heating, ventilating and air-conditioning equipment in the Demised Premises and upon the request of the Landlord, provide the Landlord with copies of all contracts which the Tenant has entered into for such maintenance program. The Tenant's obligation to maintain and repair the exterior of the Demised Premises shall extend only to (a) the maintenance and repair of those elements of the exterior of the Demised Premises exclusively utilized in connection with the Demised Premises or exclusively forming part of the Demised Premises, namely the doors and entranceways, overhead and loading doors, loading docks, windows and window frames, exterior tenant identification signs and exterior lighting; and (b) the repair of any damage to the exterior of the Demised Premises caused by the wilful act or negligence of the Tenant or those for whom it is in law responsible.

4.12 The Landlord may enter the Demised Premises to view the state of repair. If the Landlord notifies the Tenant of the need for repairs, the Tenant will repair in accordance with such notice, subject to the exceptions set out in section 4.11. On the expiration or date of early termination of this lease the Tenant shall surrender the Demised Premises to the Landlord in a good state of repair. No provision of this Section 4.12 shall require the Tenant on the expiration or other termination of this lease to repair reasonable wear and tear, except to the extent that repair of wear and tear is necessary to maintain the improvements and equipment of the Demised Premises in such manner so that they shall function properly, having regard to their nature and the purpose for which they are intended to be used, arid except to the extent that repair of wear and tear is necessary to keep the appearance of the Demised Premises neat, clean and presentable. All repairs required to be made pursuant to this section
4.12 shall be completed prior to the date upon which this lease terminates.

4.13 The Tenant releases and discharges the Landlord from all claims and demands of any kind which the Tenant might have or acquire against the Landlord arising out of damage to or destruction of the Building, or any part of the Building, occasioned by any reason whatsoever, other than the wilful conduct or negligence of the Landlord.

4.14 If the Tenant is in default of the provisions of sections 4.11 and 4.1.2, the Landlord may proceed to make the needed repairs and may then charge its cost for doing so to the Tenant for immediate payment on demand.

4.15 The Tenant shall keep the Demised Premises and the sidewalks and other areas adjacent to the Demised Premises clean and free of refuse and other obstructions, and shall comply with any laws governing the condition or cleanliness of the Demised Premises.

4.16 The Tenant shall pay to the Landlord by monthly installments to be fixed from time to time by the Landlord, and as additional rent, its proportionate share of the Landlord's costs and expenses which are properly attributable in accordance with generally accepted accounting principles, to the maintenance, operation and supervision of the common areas and facilities of "the Building and the Lands described in Schedule "A", and to the repair, maintenance and replacement of those elements of the Building, its systems, which are not unique to the Demised Premises or other portions of the Building leased or designed to be leased to tenants, or do not exclusively form a part of the Demised Premises or such other portions of the Building, and are common to all or a substantial part of the Building, to the extent that is reasonable for a prudent owner of a facility such as the Building to incur them, including, but without limitation:

         (i) the costs of lighting, cleaning and painting and snow removal:

         (ii) maintenance and operation of fire and smoke detection and fire prevention and sprinkler systems:

         (iii) maintenance, repair and replacement of curbs, walkways, driveways, paving and landscaping;

         (iv) salaries of all personnel, including management staff, employed to carry out common area maintenance and operations (including contributions towards usual fringe benefits, unemployment insurance, pension plan contributions and similar matters);

         (v) costs to the" Landlord of rental of any equipment and "" -the cost of building supplies used in the maintenance of the common areas and facilities~

         (vi) repairs and replacements to, and maintenance and operation of, the common areas and facilities including gardening and landscaping costs~

         (vii) the cost of repairs of systems of the Building; and

         (viii) an administration fee of three percent (3%) of the total annual rentals (including both the basic annual rent reserved by Section 3.1, together with all additional rent) payable by the Tenant pursuant to the terms of this lease.

It is agreed that the Tenant shall not be responsible for those repairs which are the responsibility of the Landlord pursuant to Section 5.4 hereof.

The Tenant's proportionate share of such costs shall be in the ratio which the total area of the Demised Premises bears to the total area of the Building. The Landlord shall at the end of each fiscal year of the Landlord submit to the Tenant a statement showing the costs of such common area repair and maintenance during the preceding twelve (12) month period giving reasonable detail in respect of such costs ad indicating the proper calculation of the Tenant's proportionate share of such costs. To the extent that the Tenant's share of such costs shall be greater or less than the amount actually paid by it against such costs during such calendar year, the difference shall be paid immediately by the Tenant, or retained by the Landlord and applied against the Tenant's obligations pursuant to this Section for the following twelve (12) month period.

4.17 The Tenant shall give immediate written notice to the Landlord of any substantial damage occurring to the Demised Premises.


4.18 The Tenant shall not, by its act or omission, permit anything to occur in the Demised Premises which shall be or shall result in a nuisance.

4.19 The Tenant shall promptly comply with the requirements of all laws at any time in force during the Term which affect the condition or use of the Demised Premises, and with every reasonable recommendation or requirement of the Insurers Advisory Organization (as determined from time to time by the Landlord), or by any recognized body having similar functions or any insurance company by which either the Landlord or the Tenant may be insured during the Term. If the Tenant defaults under the provisions of this Section, the Landlord may itself comply with the requirements of this Section, and the Tenant shall pay all expenses (including insurance premiums) incurred by the Landlord in so doing on demand.

4.20 To heat the Demised Premises at its own expense to such temperature as may be necessary to prevent damage to the Demised Premises or any other part of the Building.

4.21 To use the Demised Premises for none other than the following purposes: only for an electronic and electrical laboratory, manufacturing, warehousing and purposes related thereto, and offices in connection therewith. The use of the Demised Premises by the Tenant shall be subject to the overriding provision of any applicable laws and regulations of any governmental authority. If the Landlord consents to an assignment of this lease or a sublease of the Demised Premises or any part thereof or any other transfer pursuant to Section 4.23, such assignee, sublessee or transferee of the Tenant shall not be entitled to change the foregoing use without the prior written consent of the Landlord, such consent not to be unreasonably withheld.

4.22 The Tenant shall not bring into the Demised Premises anything which by reason of its weight, size or use, might damage the Demised Premises. If any damage is caused to the Demised Premises by any such thing or by overloading the floors of the Demised Premises or by any act or omission on the part of the Tenant or those for whom it is in law responsible, the Tenant will forthwith repair such damage.

4.23 (a) If the Tenant wishes to assign this lease or sublet, license or part with the possession of all or any part of the Demised Premises, or mortgage or otherwise encumber its interest in this lease, it shall deliver to the Landlord notice in writing of its intention, setting out the details of the. proposed transaction. The Landlord may, within thirty (30) days after its receipt of the Tenant's notice, elect to terminate this lease by giving notice in writing to the Tenant within such thirty day period. If the Landlord elects to terminate this lease and so notifies the Tenant, this lease shall be terminated on the day thirty (30) clear days after the date on which the Landlord has given notice of termination. If the Landlord does not so terminate this lease, then the Tenant may, with the prior written consent of the Landlord (which consent will not be unreasonably withheld) assign, sublet, license or part with possession of the Demised Premises. The Landlord's consent shall ~e given on the condition that the Tenant is to remain fully liable for the proper performance of all of the terms of this lease and upon the additional condition, in the case of an assignment of lease, that the assignee shall agree in writing with the Landlord to properly perform all of the terms of this lease. If the Tenant is a corporation, a transfer, sale, pledge or other disposition of the voting stock of the Tenant which results in a change of control of the Tenant corporation shall be considered an assignment of this lease by the Tenant, and subject to all of the terms of this section.

      (b) Notwithstanding section 4.23(a), Delphax Systems shall have the right, without the consent of the Landlord but on prior written notice to the Landlord, to assign the benefit of this lease to any affiliate of Delphax Systems (as that term is defined in the Business Corporations Act, 1982), provided the " Tenant shall remain fully liable for the proper performance of all of the terms of this lease and such assignee shall agree in writing with the Landlord to properly perform all of the terms of this lease. In addition, Delphax Systems shall have the further right of subletting in aggregate and in one or more" transactions, up to but no more than twenty-five percent (25%) of the gross floor area of the Demised Premises, subject to having obtained the Landlord's prior written consent to such sublease or subleases, which consent will not be unreasonably withheld, and the Landlord's right to terminate this lease as a result of the request of Delphax Systems to enter into a sublease or subleases shall not apply, so long as Delphax Systems retains no less than seventy-five percent (75%) of the gross floor area of the Demised Premises for its own occupancy and use. It shall not be considered unreasonable for the Landlord to withhold its consent to any such proposed sublease if the use proposed to be made of the subleased premises by the sub-tenant would contravene any applicable law or regulation affecting the Demised Premises or if, in the Landlord's reasonable opinion, such proposed use would adversely effect the character of the Building or reduce the value thereof, or adversely affect the structure or systems of the Building, or constitute a nuisance or hazard to the Building or adjacent properties.

4.24 The Tenant shall not place anything on, nor make any opening in, the roof of the Demised Premises without the prior written consent of the Landlord, which consent may be withheld or given on such terms as the Landlord may determine. On the termination of this lease, or at such time as the Tenant vacates the Demised Premises or is declared bankrupt, the Tenant or its trustee in bankruptcy, as the case may be, shall repair any damage caused to the Demised Premises or any other part of the Building as a result of having placed anything on or having made openings in or having attached anything to the roof, and shall restore the roof to its former condition, all to the satisfaction of the Landlord.

4.25 The Tenant shall not place any sign on the Demised Premises without the prior written consent of the Landlord as to the size, character and location of such sign. Any sign placed by the Tenant shall serve only as identification of the Tenant's premises and not as advertising, and any such sign shall be complimentary with the signs of other tenants of the Building as to style and dimensions. Any damage caused to the Building as a result of the Tenant having attached or remove such signs shall be repaired to the reasonable satisfaction of the Landlord prior to expiration of the Term.

4.26 The Tenant shall make no alterations to or additions in the Demised Premises unless it has first delivered to the Landlord plans showing such proposed alterations or additions in reasonable detail, and obtained the written consent of the Landlord to such plans. The Landlord shall not unreasonably withhold such consent but may give consent on such conditions as the Landlord considers proper in the circumstances. All work performed by the Tenant shall be performed using first class materials, and construction shall be subject to supervision by the Landlord. It shall not be considered unreasonable for the Landlord to withhold its consent to such alterations or additions if they in any way involve the structural elements of the Building or Demised Premises.

4.27 The Tenant shall indemnify the Landlord from all actions and liabilities for which the Landlord may become liable as a result of any breach by the Tenant of a covenant of this lease, or as a result of any personal injury, property damage or death occurring because of the act or omission of the Tenant or those for whom it is in law responsible. This indemnification shall survive the termination of this lease insofar as any such breach, personal injury, property damage or death occurring during the Term.

4.28 Except in the case of injury, death or property damage caused by the wilful act or negligence of the Landlord or those for whom it is in law responsible, the Landlord shall not be liable for any personal injury, death or property damage sustained by the Tenant, or its employees, agents, sublessees, licensees, or those doing business with it in the Demised Premises, the Building or on the Lands described in Schedule "A" attached, no matter how caused: and the Tenant shall indemnify the Landlord against all actions or liabilities arising out of such personal injury, death or property damage or loss. The Tenant releases the Landlord and its officers, agents and employees from all claims or damages or other expenses arising out of such personal injury, death or property loss or damage, except as aforesaid.

4.29 If the Landlord so requests, the Tenant shall deliver satisfactory evidence that it has made all payments required to be made by it pursuant to this lease.

4.30 All money amounts required to be paid by the Tenant under this lease shall be considered to be additional rent. If any such amount is not paid to the Landlord, or is paid by the Landlord on behalf of the Tenant, the Landlord shall have the right to recover such amount as if it were rent in arrears, together with interest on such amount at the rate of eighteen percent {1.8%) per annum from the time such money was payable by the Tenant until the time such money is paid to the Landlord.

4.31 The Tenant shall cause any liens registered against the Demised Premises for any work, labour, services or materials supplied to or for the Tenant to be discharged as expeditiously as possible. The Tenant shall indemnify the Landlord against any costs or expenses incurred by the Landlord by reason of any action brought under The Construction Lien Act in respect of the Demised Premises for any such work, labour, services or materials.

5. LANDLORD'S AGREEMENTS

      The Landlord agrees with the Tenant as follows:

5.1 For quiet enjoyment.

5.2 Subject to payment by the Tenant pursuant to section 4.1.6{a) hereof and any other provisions of this lease, the exterior of the Building and the Lands will be maintained by the Landlord as a prestige industrial building in Mississauga. Such maintenance shall include, without limitation, the maintenance of any existing fire protection sprinkler system, fire hose system, zoned fire alarm system and emergency light system, all in compliance with existing laws~

5.3 The Landlord agrees that throughout the Term and any renewal or extension thereof, it will, at its own expense, make all necessary structural repairs to the foundation and structural steel frame of the Building -and repairs to the roof of the Building if the necessity for such roof repairs is caused by structural defects in either the foundation or structural steel frame of the Building, and all necessary repairs to the exterior enclosing walls of the Building made necessary by inherent structural defects or inherent structural weaknesses in the same and provided further that the Landlord shall not be required to make any of such structural repairs ~f the need for making same arises from or has been substantially contributed to by the act, omission or negligence of the Tenant o~ those for whom it is in law responsible.

6. MUTUAL AGREEMENTS

      The Landlord and Tenant further agree as follows:

6.1 This lease shall be subordinate to any mortgages or charges created by the Landlord on the Lands and the Tenant shall promptly at the request of the Landlord execute such documents as may be required to postpone and subordinate its rights to the holder of any such mortgage or charge. The Tenant irrevocably appoints the Landlord its attorney with power to execute such documents of postponement and subordination for the Tenant if the Tenant fails to do so on request. The Tenant agrees that it will, whenever reasonably required by the Landlord, consent and become a party to any document relating to this lease which may be required by a purchaser, mortgagee, or financial institution in connection with the Demised Premises. Except as otherwise provided in this lease, the rights of the Tenant shall not be altered or varied by the terms of such document.

6.2 The Tenant, if not in default, may remove its trade fixtures from the Demised Premises on the expiration of the Term. The Tenant shall repair any damage caused to the Demised Premises by its removal of trade fixtures. The Tenant agrees that any erection, alteration, addition or structure made to or erected on the Demised Premises by the Tenant shall immediately become a part of the Demised Premises, shall not be removed by the Tenant without the consent of the Landlord and shall be subject to all provisions of this lease. The Landlord may, at its option, require the Tenant to remove all or any part of such erections, alterations, additions or structures not previously authorized by the Landlord at the termination of this lease and the Tenant shall, if so notified by the Landlord, effect such removal immediately and repair any damage so caused. The Tenant shall close off all electrical wiring which may have previously served any machinery or equipment installed by the Tenant in the Demised Premises.

6.3 None of the goods of the Tenant on the Demised Premises shall be exempt from levy by distress for rent or additional rent in arrears, notwithstanding the provisions of any statute taking away or limiting the Landlord's right of distress.

6.4 f the Tenant removes its goods from the Demised Premises the Landlord may follow such goods in the manner provided for in The Landlord and Tenant Act, Ontario.

6.5 If the Term, or any of the goods of the Tenant, are taken in execution or in attachment by any creditor of the Tenant, or if a writ of execution shall be taken out by a creditor of the Tenant against the goods of the Tenant and remain unsatisfied for ten (10) days; or if a receiver, trustee or manager of the Tenant's property or affairs shall be appointed in any manner whatsoever; or if the Tenant makes an assignment for the benefit of creditors, or a bulk sale of all or a substantial part of its undertaking and assets, or is judged to be bankrupt and insolvent by any court; or if the Tenant takes the benefit of any law for bankrupt or insolvent debtors; or if the Tenant abandons the Demised Premises; or if the Tenant disposes of its goods in such manner that a sufficient distress could not be made against the Tenant's goods remaining on the Demised Premises for" ,'"" the then accruing rent, then in any such event, the then accruing rent and additional rent, together with the rent ,and additional rent for the following three (3) months of the Term, and all taxes payable by the Tenant for the current year of the Term -(calculated on the rate for the preceding year in case the tax rate has not been fixed for the current year) shall immediately be paid by the Tenant to the Landlord. The Landlord may, in any such event, terminate this lease, and may recover such accelerated rent, additional rent and taxes as if they were rent in arrears, and the Landlord may also re-enter and take possession of the Demised Premises as if the Tenant was an overholding tenant following the expiration of the Term without legal right.

6.6 without in any way limiting any right or other remedy which the Landlord may have under any other provisions of' this lease, the Landlord shall have the right to re-enter the Demised Premises and to take possession of them in the event of default by the Tenant of any obligations of the Tenant set out in this lease including, but not limited to, default by the Tenant in payment of rent or additional rent, or default in the performance or observance of any of the covenants of the Tenant. The Landlord may re-enter the Demised Premises without notice to the Tenant in the case of non-performance or non-observance of the covenants of the Tenant relating to assignment, subletting or transferring possession of the Demised Premises, or the covenants and provisions for accelerated rental in certain events pursuant to section 6.5 of this lease. In the event of non-performance or non-observance by the Tenant of other covenants of this lease, the Landlord may re-enter the Demised Premises only after the Landlord has given the Tenant written notice specifying the nature of the default complained of and allowed the Tenant, in the case of-non-payment of rent or additional rent, a period of five (5) days following the giving of such notice in which to rectify such non-payment, and allowed the Tenant, in the case of the breach or non-observance or non-performance of other covenants of this lease, a period of twenty (20) days following the giving of such notice in which to rectify such default~ provided that if such default (other than non-payment of rent or additional rent) cannot be reasonably rectified within such twenty (20) day period, the Landlord shall not exercise such right of re-entry if during such twenty (20) day period the Tenant promptly commences to rectify such default and thereafter continues diligently to complete the rectification of such default.

6.7 If the Tenant remains in possession of the Demised Premises after the expiration of the Term with the consent of the Landlord but without other special agreement, the Tenant shall be a monthly tenant only at a monthly rental equal to the monthly rental payable by the Tenant in accordance with this lease during the month immediately preceding the expiration of the Term. Such monthly tenancy shall, in all other respects, be subject to the terms of this lease.

6.8 The Tenant agrees that in the event of default by the Tenant in the payment of rent or additional rent, or in the performance of the Tenant's covenants, which default is not rectified within the applicable time period set out in section 6.6 hereof, or in the event that the Tenant deserts or abandons the Demised Premises, the Landlord shall have the additional right to enter the Demised Premises by any means as agent of the Tenant and to re-lease the Demised Premises and to receive the rent under such lease, and, as agent of the Tenant, to take possession of any chattels or other property on the Demised Premises and to sell such chattels and property at public or private sale without notice and to apply the proceeds of such sale and any rent derived from a re-lease to the arrears of rent and additional rent owing by the Tenant under this lease. The Tenant shall remain liable to the Landlord for any deficiency in rental or additional rental under this lease after such application of proceeds.

6.9 (A) Subject to the provisions of section 6.10 if, during the Term, the Demised Premises are damaged or destroyed by fire or any additional perils from time to time covered in the standard fire insurance Broad Extended Coverage Contract in use during the Term, or any other hazard against which the Landlord is insured, the following provisions shall take effect:

      (a) if the Demised Premises are so damaged or destroyed and in the opinion of the Landlord's architect (which the Landlord will cause to be given within thirty (30) days of such damage or destruction) the Demised Premises cannot be rebuilt or made fit for the purposes of the Tenant within 120 days of the happening of such destruction or damage, then either the Landlord or Tenant may at its option terminate this lease by giving written notice to the other within fifteen (15) clear days after the giving of such opinion. If such notice is given this lease shall terminate on the date on which such notice is given, the Tenant shall immediately surrender possession of the Demised Premises to the Landlord, and all amounts payable by the Tenant pursuant to this lease shall be adjusted and be payable by the Tenant only to the date of such destruction or damage. If within such fifteen day period neither the Landlord nor Tenant terminates this lease, then the Landlord shall diligently proceed to rebuild or repair the Demised Premises to the extent of the Landlord's obligations under this lease and the Tenant's obligation to pay rent and additional rent pursuant to this lease shall abate from the date of such destruction or damage until the Demised Premises have been rebuilt or repaired to such state that the Tenant could occupy the Demised Premises for the purpose of installing its leasehold improvements in order to get the Demised Premises ready for the conduct of its business;

      (b) if the Demised Premises are so destroyed or damaged and in the opinion of the Landlord's architect (which the Landlord will cause to be given within thirty (30) days of such damage or destruction) the Demised Premises can be rebuilt or made fit for the purposes of the Tenant within 120 days of the happening of such destruction or damage, then the Landlord shall with reasonable diligence rebuild or repair the Demised Premises and the following additional provisions shall take effect:

            (i) if the destruction or damage is such as to render the Demised Premises wholly unfit, or more than fifty percent {50%) of the Demised Premises is rendered unfit for the purposes of the Tenant, then the Tenant shall surrender occupancy of the Demised Premises to the Landlord to enable the Landlord to make the necessary repairs to the extent required pursuant to Section 6.9{a), and the rent and additional rent payable by the Tenant '0 pursuant to this lease shall abate from the date of such damage or destruction until the Demised Premises have been rebuilt or repaired to the state set out in Section 6.9{a);

            (ii) if the destruction or damage is such as to render the Demised Premises only partially unfit for the purposes of the Tenant, and any portion in excess of fifty percent {50%) of the Demised Premises remains fit for occupancy and use by the Tenant, then the Tenant shall remain in occupancy of the Demised Premises and rent and additional rent payable by the Tenant pursuant to this lease shall partially abate from the date of such damage or destruction in the proportion that the part of the Demised Premises rendered unfit for occupancy and use by the Tenant is of the whole of the Demised Premises until the portion of the Demised Premises rendered unfit for occupancy has been rebuilt or repaired to the state set out in
            Section 6.9{a)~

      (c) in determining whether the Landlord has proceeded to rebuild or repair the Demised Premises with reasonable diligence, allowance shall be given for any period of delay caused by strikes, lock outs, slow downs, shortages of material, acts of God, acts of war, inclement weather and other occurrences which are beyond the control of the Landlord~

      (d) for the purposes of this Section 6.9, the Landlord's architect shall determine, on a reasonable basis, whether all or part of the Demised Premises has been rendered unfit for the purposes of the Tenant's occupancy and use.

(B) In the event that, without the fault or negligence of either the Landlord or Tenant, the Building or Demised Premises are so damaged or destroyed by a hazard or occurrence not required to be insured against by the Tenant pursuant to this lease, or which is in fact uninsurable, to the extent that the Building or Demised Premises are rendered totally or substantially unfit for occupancy and use by the Tenant, then in such event either the Landlord or Tenant may within sixty (60) days of such damage or destruction terminate this lease by giving written notice to the other. If such notice is given, this lease shall terminate on the date on which such notice is given, the Tenant shall immediately surrender possession of the Demised Premises to the Landlord, and all amounts payable by the Tenant pursuant to this lease shall be adjusted and be payable by the Tenant only to the date of such damage or destruction.

6.10 In the event that twenty-five percent (25%) or more of the Building shall be destroyed or damaged by reason of any -cause including, without limitation, those causes described in Section 6.9, and whether or not the Demised Premises themselves are so destroyed or damaged or affected by such cause, the Landlord may terminate this lease upon thirty (30) days' written notice to the Tenant, given within ninety (90) days after the happening of such destruction or damage, and on the giving of such notice the Tenant shall immediately surrender the Demised Premises and this lease to the Landlord and the rent shall be apportioned and adjusted to the date of such termination. Notwithstanding any other provisions of this lease, in the event that all or any portion of the Building shall be destroyed or damaged by reason of any cause, to the extent that the estimated cost of repairing, restoring or rebuilding it shall, by the Landlord's reasonable estimate, exceed by ten percent (10%) or more the proceeds of insurance available to the Landlord for the purpose of repair, restoration or rebuilding, then the Landlord may at its option terminate this lease upon thirty (20) days' written notice to the Tenant, given within ninety (90) days after the happening of such destruction or damage, and the Tenant shall on the giving of such notice immediately surrender the Demised Premises and this lease to the Landlord, and rent shall be apportioned and adjusted to the date of such termination.

6.11 If the Landlord or Tenant excuses or overlooks any default by the other under this lease, such excusing or overlooking shall not be a waiver of the Landlord's or Tenant's rights under this lease in respect of any later default by the other, nor in any way defeat the rights of the Landlord or Tenant, as the case may be, under this lease for any such later default. All rights and remedies of the Landlord under this lease shall be cumulative and not alternative.

6.12 The Landlord and Tenant shall adjust between themselves on the commencement and termination of this lease, all taxes, water rates, insurance premiums and other charges relating to the - Demised Premises, with the intention that the Landlord shall bear such charges until commencement of this lease and the Tenant shall bear such charges thereafter and until it delivers possession of the Demised Premises to the Landlord in accordance with the provision$ of this lease.

6.13 If the Tenant fails to pay when due any charges which it has agreed to pay in this lease, the Landlord may pay such charges on behalf of the Tenant, and the Tenant agrees to reimburse the Landlord for any such payments immediately following notice from the Landlord together with interest as provided in section 4.30.

6.14 The Landlord may within six (6) months before the expiration of the Term, unless the Term has been renewed, or within six (6) months before the expiration of the renewal term (if any) place on the Demised Premises a notice of reasonable dimensions stating that the Demised Premises are for rent and the Tenant shall not permit such notice to be removed.

6.15 The Landlord may at any time during the Term or any renewal term of this lease place on the Demised Premises a notice of reasonable dimensions stating that the Demised Premises are for sale and the Tenant shall not permit such notice to be removed.

6.16 The Landlord and its representatives shall "be permitted to enter the Demised Premises for the purpose of doing any work which the Landlord may require or be obligated to perform by this lease. Entry by the Landlord shall be restricted to the normal business hours of the Tenant, and only if reasonable notice (which need not be in writing) is given to the Tenant of such proposed entry, except in cases of emergency.

6.17 In the event of expropriation of all or part of the Demised Premises, neither the Landlord nor Tenant will have a claim against the other for the shortening of the Term, nor the reduction or alteration of the Demised Premises, and the Landlord and Tenant shall each look only to the expropriating authority for compensation. In the event of expropriation of fifteen percent (15%) or more of the Lands described in Schedule "A", or ten percent (10%) or more of the leasable area of the Building, then in either such event the Landlord shall have the right, to be exercised by notice in writing to the Tenant within ninety (90) days following such expropriation, to elect to terminate this lease. If the Landlord gives such notice the Term of this lease shall terminate as of the date actual physical possession is taken by the expropriating authority and all rental shall be paid up to that date and the Tenant shall have no claim against the Landlord for the value of any unexpired term of this lease or' for damages or for any other reason whatsoever. If the Landlord does riot so terminate this lease, this lease shall continue on in full force and effect, with the Demised Premises being adjusted to reflect any portion thereof taken by the expropriating authority.

6.18 The Tenant shall have the right during the Term to the exclusive use of the parking spaces for automobiles in those areas as shown outlined in blue on the plan attached as Schedule "B" at no cost to the Tenant. The Tenant shall not use any other areas for parking except as expressly provided for herein and the Tenant shall not use any driveways on the Lands for parking (whether or not outlined in blue) and shall share the use of such driveways with other tenants of the Building. The Landlord shall have no obligation to supervise, police or control the exclusivity of such parking areas, nor to prevent their use by persons other than the Tenant, all of such responsibility for the supervision, policing and control of such parking areas being assumed by the Tenant.

6.19 Notices required or permitted to be given by this lease shall be considered to have been given if personally delivered or if mailed by prepaid registered mail to the parties at the following addresses or to such other addresses as from time to time designated by the parties in writing. Any notice so given by prepaid registered mail shall be considered to have been received on the fourth business day following the date of mailing of the notice, and any notice given by personal delivery shall be considered to have been received on the date of personal delivery.

      (a)   Landlord's Address:

            20 Queen Street West suite 2806
            Toronto, Ontario M5H JRJ

            Attention: Mr. Doug Bibby

      (b)   Tenant's Address:

            At the Demised Premises.

In the case of strikes, lock outs or other stoppages in the Canadian postal system, any such notices or other communications required or permitted to be given by this lease shall be delivered personally to the party to whom addressed and shall be considered to have been received in such event on the date of personal delivery.

6.20 This lease shall be binding upon and shall enure to the benefit of, the Landlord and Tenant, and their respective successors and assigns, but only if the consent of the Landlord has been obtained to any assignment, sublease, licence or other parting with possession of the Demised Premises by the Tenant in the manner provided in section 4.23.

6.21 If during the Term there is more than one tenant of the Demised Premises all Tenant's covenants in this lease shall be considered to be joint and several covenants.

6.22 All rights and powers reserved to the Landlord by this lease may be exercised by either the Landlord or its agents or other representatives.

IN WITNESS WHEREOF the parties have executed this lease as of the date and year first above written.

                                          CANADIAN TOMKEN INC.

                                          Per:  /Signature/     c/s
                                               --------------------
SIGNED, SEALED AND DELIVERED        )     DELPHAX
the presence of                     )
                                    )     Per:  /Signature/
/Signature/                         )          --------------------
------------------                  )
Witness                             )

                                  SCHEDULE "A"


ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the city of Mississauga in the Regional Municipality of Peel and Province of Ontario and being composed of:

Block D, Plan M-267 and Parts 1, 2 and 3 of Plan 43R-8425 being that part of the original allowance for road between Lot 1 in the Second Concession East of Hurontario Street and Lot 1 in the Third Concession East of Hurontario Street (known as Second Line East).

                                  SCHEDULE "B"

                                    (DIAGRAM)